Exhibit 10.2

FOURTEENTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated to be effective as of the 31st day of August, 2010 (“Effective Date”) by and between BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for the “Lenders” that are parties to the “Credit Agreement” (as defined below; terms defined in the Credit Agreement shall have the same meanings in this Amendment) and in its capacity as Swingline Lender and L/C Issuer; each of the undersigned Lenders; SUNRISE SENIOR LIVING, INC., a Delaware corporation (the “Company”); certain Subsidiaries of the Company party to the Credit Agreement pursuant to Section 2.14 of the Credit Agreement (together with the Company, collectively the “Borrowers” and each a “Borrower”) and each of the undersigned Guarantors. Hereafter, the Borrowers and the Guarantors are collectively referred to as the “Obligors”; and the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer are collectively referred to as the “Credit Parties”, and the Obligors and the Credit Parties are collectively referred to as the “Parties”.

RECITALS

The Obligors are parties with the Credit Parties to a Credit Agreement dated December 2, 2005 as amended by the First Amendment To Credit Agreement dated March 6, 2006, the Second Amendment To Credit Agreement dated January 31, 2007, the Third Amendment To Credit Agreement dated June 27, 2007, the Fourth Amendment To Credit Agreement dated September 17, 2007, the Fifth Amendment To Credit Agreement dated January 31, 2008, the Sixth Amendment To Credit Agreement dated February 19, 2008, the Seventh Amendment To Credit Agreement dated March 13, 2008, the Eighth Amendment To Credit Agreement dated July 23, 2008, the Ninth Amendment To Credit Agreement dated to be effective as of October 1, 2008 (the “Ninth Amendment”), the Tenth Amendment To Credit Agreement dated to be effective as of December 30, 2008, the Eleventh Amendment To Credit Agreement dated to be effective as of March 20, 2009, the Twelfth Amendment To Credit Agreement dated to be effective as of April 28, 2009, and the Thirteenth Amendment To Credit Agreement dated to be effective as of October 19, 2009 (collectively, as amended by this Amendment, and as further amended, modified, substituted, extended and renewed from time to time, the “Credit Agreement”).

The Obligors have requested the Credit Parties to amend and modify the Credit Agreement in order to extend the presently stated Maturity Date by one (1) year from December 2, 2010 to an amended Maturity Date of December 2, 2011.

The Company and Sunrise Senior Living Management, Inc. and Sunrise Senior Living Services, Inc. (collectively, the “Sunrise Parties”) wish to enter into a transaction (the “HCP Transaction”) with HCP, Inc. and certain of its affiliates (collectively, “HCP”) pursuant to that certain Settlement And Restructuring Agreement of even date herewith among the Sunrise Parties and HCP. The terms of the Credit Agreement require that the Sunrise Parties obtain the prior written consent of the Lenders to the HCP Transaction. All of the Obligors have requested that the Lenders provide their consent to the HCP Transaction.

As an inducement to the Lenders to amend the Credit Agreement and extend the Maturity Date to December 2, 2011 and to induce the Lenders to consent to the HCP Transaction, the Obligors have agreed to make certain principal curtailments upon the Loans and to assign to the Lenders certain payment rights of the Sunrise Parties arising from the HCP Transaction.

The Lenders have agreed to amend the Credit Agreement to accomplish the requested extension of the Maturity Date and have agreed to consent to the HCP Transaction in accordance with the terms and conditions of this Amendment and the terms and conditions of a consent intended to be of even date herewith (the “Consent”).

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.        Acknowledgment And Reaffirmation Of Obligations. The Obligors acknowledge that: (a) each of the Loan Documents is the valid and binding obligation of each of the Obligors that is a party thereto; (b) the Loan Documents are enforceable in accordance with all stated terms; and (c) the Obligors have no defenses, claims of offset, or counterclaims against the enforcement of the Loan Documents in accordance with all stated terms. Each Obligor hereby reaffirms and ratifies all of its respective duties and obligations under the Credit Agreement and the other Loan Documents to which it is a party, as amended and modified by the terms of this Amendment.

Section 2.        No Further Advances of Loan Proceeds And No Further Issuances of Letters of Credit; Renewal of Existing Letters of Credit. The Parties agree that notwithstanding any provisions to the contrary in the Credit Agreement or in any other Loan Documents, the Lenders and the L/C Issuer shall have no obligation during the remaining term of the Credit Agreement to advance any proceeds of the Loans to the Borrowers or to issue any new Letters of Credit for the accounts of any of the Obligors or their Subsidiaries. The Loans shall be paid and satisfied in full on or before the Maturity Date, as amended in accordance with this Amendment. The Credit Parties agree to renew the existing Letters of Credit which are scheduled on Exhibit A attached to this Amendment in accordance with the stated annual renewal provisions thereof, provided that: (a) the expiry dates of such Letters of Credit as renewed will not be extended for more than one year beyond any existing expiry dates; (b) the face amounts of such Letters of Credit are not increased; (c) to the extent that the expiry dates of any of such Letters of Credit as extended are beyond the Letter of Credit Expiration Date, the Borrower shall, on or before the Letter of Credit Expiration Date, Cash Collateralize such Letters of Credit and all L/C Obligations arising therefrom; and (d) there are no continuing Events of Default as of the date of any renewal.

Section 3.        Permanent Reductions Of Commitments. The maximum permitted amount of Aggregate Commitments and the maximum permitted aggregate Outstanding Amount and the maximum permitted amount of Total Outstandings shall be permanently reduced from time to time by all cash principal repayments received from time to time by the Administrative Agent for the accounts of the Lenders, including without limitation the cash principal repayments required to be made in accordance with the terms of Section 6 of this Amendment. The respective Commitments of the Lenders shall be permanently reduced on each date of the receipt of each such cash repayment on a pro rata basis to reflect proportionately among the Lenders the application of such cash repayments to the Loans. The Lenders shall have no obligation to reinstate their Commitments after any such reductions or to readvance to the Borrower as proceeds of the Loans any sums which have been repaid upon the Loans.

Section 4.        Amendment And Modification Of Definition Of “Maturity Date.” The existing definition of “Maturity Date” in the Credit Agreement is amended and restated in its entirety as the following definition:

“Maturity Date” means December 2, 2011.

Section 5.        Amendment Fee. The Company shall pay on or before the Effective Date an amendment fee (“Amendment Fee”) in the aggregate amount of One Hundred Twenty-Four Thousand Three Hundred Twenty-Seven Dollars and Seventy Cents ($124,327.70) to the Administrative Agent for the ratable accounts of the Lenders.

Section 6.        Additional Principal Payments. On or before the Effective Date, the Obligors shall cause: (a) the payment to the Administrative Agent for the ratable benefit of the Lenders in immediately available funds of a portion of the proceeds of the HCP Transaction in the amount of Fifteen Million Dollars ($15,000,000) to be applied as a cash principal repayment of the Loans; and (b) the grant of a security interest to the Administrative Agent to secure the Obligations and the assignment to the Administrative Agent for the ratable benefit of the Lenders in accordance with a Security Agreement of even date herewith (the “Security Agreement”), all right, title and interest of the Sunrise Parties in certain residual payments (the “Residual Payments”) owed to the Sunrise Parties in connection with the HCP Transaction in the aggregate amount of Ten Million Dollars ($10,0000,000). Each Residual Payment upon its payment shall be paid to the Administrative Agent for the ratable benefit of the Lenders for application as a cash principal repayment of the Loans; provided, that the assignment of and security interest in the Residual Payments provided to the Administrative Agent in accordance with the terms of the Security Agreement shall terminate upon the earlier of (x) the irrevocable payment in full of the aggregate unpaid balances of the Loans; or (y) the irrevocable receipt by the Administrative Agent of one hundred percent (100%) of the Residual Payments in the aggregate amount of Ten Million Dollars ($10,000,000.00). The Obligors covenant and agree that on or before the date that is one year after the Effective Date, the Obligors will pay to the Administrative Agent for the ratable account of the Lenders as payments upon the unpaid principal balances of the Loans, the lesser of (i) Ten Million Dollars ($10,000,000) to reduce the principal outstanding on the Loans (including payments resulting from receipt of Residual Payments but excluding any payment received after the Effective Date pursuant to Section 2.7(d) of the Credit Agreement); or (ii) the aggregate amount of the unpaid principal balances of the Loans.

Section 7.        Conditions Precedent To Effectiveness Of This Amendment. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of all of the following conditions precedent: (a) the execution and delivery of this Amendment by all of the Parties, including without limitation, the execution and delivery by Lenders holding not less than one hundred percent (100%) of the Aggregate Commitments; (b) the satisfaction of all “Conditions Precedent” set forth in the Consent; (c) the closing and funding of the HCP Transaction; (d) the receipt by the Administrative Agent for the ratable benefit of the Lenders of the payment described above in Section 6(a) in the amount of Fifteen Million Dollars ($15,000,000); and (e) the absence of any continuing Defaults or Events of Default.

Section 8.        Obligors’ Representations And Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the requested waiver and to the modifications provided for herein, each of the Obligors makes the following representations and warranties to the Credit Parties and acknowledges the justifiable reliance of the Credit Parties thereon:

Section 8.1.        Authority And Good Standing. Each Obligor: (a) has the power to enter into this Amendment and any related documents and to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this Amendment and all related documents; and (c) is in good standing in the state of its organization and is qualified to do business and is in good standing in all other states in which it transacts business.

Section 8.2.        No Violations. The execution, delivery, and performance of this Amendment by the Obligors will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any laws or result in a default under any contract, agreement, or instrument to which any Obligor is a party or by which any Obligor or any properties of any Obligor are bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Obligors.

Section 8.3.        Accuracy Of Information. All information and data submitted by or on behalf of the Obligors in connection with this Amendment and the transactions contemplated herein, is true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 8.4.        Pending Proceedings. There are no actions, suits or proceedings pending against any of the Obligors, the adverse determination of which would be likely to have a Material Adverse Effect other than the proceedings itemized on Schedule 8.4 attached hereto.

Section 8.5.        Judgments. No judgments have been entered against any of the Obligors which when aggregated with all judgments against all Obligors exceed the Threshold Amount.

Section 9.        No Other Modifications Of Loan Documents. The Obligors acknowledge that except as specifically stated in this Amendment, the Loan Documents shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the Parties in accordance with all stated terms. Without limitation to the foregoing, nothing contained in this Amendment is intended to modify or terminate any payment obligations of the Obligors under the Credit Agreement or any other Loan Documents, including but not limited to the obligation of the Borrowers to pay the principal curtailment required by Section 2.7(d) of the Credit Agreement on the first business day of October, 2010, in the amount of One Million Five Hundred Thousand Dollars ($1,500,000).

Section 10.        Further Assurances. Each Obligor agrees to execute and deliver to the Administrative Agent such other and further documents as may, from time to time, be reasonably requested by the Administrative Agent in order to execute or enforce the terms and conditions of this Amendment or any of the Loan Documents.

Section 11.        No Novation; No Refinance. It is the intent of each of the parties that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the agreements between the parties or of any of the obligations owed by any of the Obligors to the Credit Parties or to be a refinance of any of the Obligations. Except as expressly provided for in this Amendment, nothing contained herein shall be deemed to extinguish, terminate or impair any of the duties or obligations owed by any of the Obligors to the Credit Parties. Each of the Obligors reaffirms and ratifies all Liens previously granted by it to the Credit Parties in accordance with the Loan Documents.

Section 12.        Waiver. No failure or delay by the Credit Parties in the exercise or enforcement of any of their rights under any Loan Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. The Credit Parties may at any time or from time to time waive all or any rights under this Amendment or any of the Loan Documents, but any such waiver must be specific and in writing and no such waiver, shall constitute, unless specifically so expressed by the Administrative Agent on behalf of the Credit Parties in writing, a future waiver of performance or exact performance by the Obligors. No notice to or demand upon any Obligor in any instance shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstance.

Section 13.        Obligations Unconditional. The obligations of the Obligors set forth in this Amendment and as required by the terms of the Loan Documents are absolute and unconditional, and are independent of any defense or rights of set-off, recoupment or counterclaim which any of the Obligors might have or ever had against any of the Credit Parties. Each of the Obligors agrees that all payments required hereunder and/or by the Loan Documents shall be made free of any deductions and without abatement, diminution or set-off.

Section 14.        Reimbursement Of Expenses Of Administrative Agent. The Obligors agree to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, all reasonable expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein and as otherwise incurred by the Administrative Agent in the administration of the Loans, including without limitation all reasonable attorneys’ fees and reasonable consultant’s fees incurred by the Administrative Agent. Thereafter, the Obligors shall promptly reimburse the Administrative Agent upon the request of the Administrative Agent for all reasonable expenses incurred by the Administrative Agent in connection with the administration of the Loans and the Loan Documents.

Section 15.         Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the parties and their respective successors and assigns.

Section 16.        Time. Time is of the essence of this Amendment.

Section 17.        Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the Commonwealth of Virginia (excluding, however, conflict of laws principles). Each of the Parties consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Virginia sitting in Fairfax County and of the United States District Court for the Eastern District of Virginia, if a basis for federal jurisdiction exists. Each of the Parties waives any right to object to the maintenance of a suit in either of such courts on the basis of improper venue or inconvenience of forum.

Section 18.        RELEASE.    IN ORDER TO INDUCE THE CREDIT PARTIES TO ENTER INTO THIS AMENDMENT, EACH OF THE OBLIGORS FOREVER RELEASES AND DISCHARGES EACH OF THE CREDIT PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH ANY OF THE OBLIGORS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE LOAN DOCUMENTS, THIS AMENDMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

Section 19.        Waiver Of Jury Trial. Each of the Parties agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by it or by any of its successors or assigns, on or with respect to this Amendment, the Obligations (or the administration thereof), or any of the other Loan Documents, or which in any way, directly or indirectly relates thereto, shall be tried by a court and not by a jury. EACH OF THE PARTIES TO THIS AMENDMENT EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

Section 20.        Counterparts And Delivery. This Amendment may be executed and delivered in counterparts, and shall be fully enforceable against each signatory that executes this Amendment, even if all indicated signatories do not actually execute this Amendment. This Amendment, and the signatures to this Amendment, may be delivered by electronic transmission.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Signature Page To Fourteenth Amendment To Credit Agreement

Dated To Be Effective As Of The 31st Day Of August, 2010

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

BORROWER:

SUNRISE SENIOR LIVING, INC., for itself and for the Designated Borrowers

By:		/s/ Mark S. Ordan
	Name:	Mark S. Ordan
	Title:	Chief Executive Officer

GUARANTORS:

SUNRISE SENIOR LIVING MANAGEMENT, INC.

By:		/s/ Edward W. Burnett
	Name:	Edward W. Burnett
	Title:	Vice President

SUNRISE SENIOR LIVING INVESTMENTS, INC.

By:		/s/ Edward W. Burnett
	Name:	Edward W. Burnett
	Title:	Vice President

SUNRISE DEVELOPMENT, INC.

By:		/s/ Edward W. Burnett
	Name:	Edward W. Burnett
	Title:	Vice President

SUNRISE SENIOR LIVING SERVICES, INC.

By:		/s/ Edward W. Burnett
	Name:	Edward W. Burnett
	Title:	Vice President

Signature Page To Fourteenth Amendment To Credit Agreement

Dated To Be Effective As Of The 31st Day Of August, 2010

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., As Administrative Agent

By:		/s/ Roberto Salazar
	Name:	Roberto Salazar
	Title:	Assistant Vice President

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender in its own right and as successor by merger to LaSalle Bank National Association

By:		/s/ Donald R. Nicholson
	Name:	Donald R. Nicholson
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as the Assignee of HSBC BANK USA, N.A. pursuant to an Assignment And Assumption

By:		/s/ Donald R. Nicholson
	Name:	Donald R. Nicholson
	Title:	Senior Vice President

Signature Page To Fourteenth Amendment To Credit Agreement

Dated To Be Effective As Of The 31st Day Of August, 2010

LENDER:

PNC BANK NATIONAL ASSOCIATION, as a Lender, in its own right and as successor by merger to Farmers & Merchants Bank

By:		/s/ Wendy M. Andrus
	Name:	Wendy M. Andrus
	Title:	Vice President

Signature Page To Fourteenth Amendment To Credit Agreement

Dated To Be Effective As Of The 30th Day Of August, 2010

LENDER:

WELLS FARGO BANK, N.A., Successor by Merger to Wachovia Bank, National Association

By:		/s/ Keith S. Law
	Name:	Keith S. Law
	Title:	Senior Vice President

Signature Page To Fourteenth Amendment To Credit Agreement

Dated To Be Effective As Of The 31st Day Of August, 2010

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender in its own right and as successor by merger to First Horizon Bank, formerly a division of First Tennessee Bank, N.A.

By:		/s/ Thomas H. Comiskey
	Name:	Thomas H. Comiskey
	Title:	Vice President

Signature Page To Fourteenth Amendment To Credit Agreement

Dated To Be Effective As Of The 31st Day Of August, 2010

LENDER:

CHEVY CHASE BANK, A DIVISION OF CAPITAL ONE, N.A.

By:		/s/ Jerry Sanders
	Name:	Jerry Sanders
	Title:	Senior Vice President

Schedule 8.4 - Legal Proceedings

S:\JMS\27218 - Sunrise\14th Amendment to Credit Agreement3.doc

Schedule 8.4 - Legal Proceedings

IRS Audit

The Internal Revenue Service is auditing Sunrise’s federal income tax return for the years ended December 31, 2005, December 31, 2006, and December 31, 2007, respectively. The 2005 audit was reopened as a result of a refund claim filed with our 2007 federal income tax return relating to the 2007 net operating loss carryback for which we were seeking reimbursement of a certain portion of the federal income taxes we had paid in 2005. In February 2009, we settled with the IRS on our employment tax audits for 2004, 2005, and 2006. The IRS determined that we were liable for payroll tax deposit penalties on stock option exercises during 2004, 2005, and 2006 for certain withholdings that were made after the prescribed dates. In April 2010, the IRS completed the field audits for the 2005 through 2008 federal income tax returns and all related net operating loss carryback claims without any modifications to our refund claim. Furthermore, taxable income in the 2007 and 2008 returns were not adjusted by the IRS. Our case will not be officially closed until the IRS completes its review of the field agents’ assessments.

Five Star Litigation

On July 10, 2008, Five Star filed a Complaint in Middlesex County, Massachusetts Superior Court against Sunrise and various of its affiliates and present and former officers and directors. The Complaint alleges that Sunrise collected from communities owned by Five Star amounts for self-insured health plans and for community liability and workers compensation insurance an amount that exceeded the amounts needed to cover claims. Five Star asserts that Sunrise is obligated to refund to it any such excess amounts and asserts claims for an accounting, conversion, aiding and abetting conversion, unjust enrichment, breach of contract, breach of fiduciary duty, and violation of Massachusetts General Law Chapter 93A. Five Star seeks an accounting of Sunrise’s insurance and health and dental plans, the payment to it of the excess payments that had been made by Five Star (without specifying a specific amount), and, pursuant to Massachusetts General Law Chapter 93A, treble damages and interest, costs and attorneys fees. In August 2010, the Court denied Five Star’s motions for partial summary judgment and for an equitable attachment. No trial date has been set in the matter.

HCP Litigation

In June 2009, various affiliates of HCP and their associated tenant entities filed nine complaints in the Delaware Court of Chancery (“Delaware actions”) naming the Company and several of its subsidiaries as defendants. The complaints allege monetary and non-monetary defaults under a series of owner and management agreements that govern nine portfolios comprised of 64 properties with annual management fees of approximately $25.4 million in 2008, $25.9 million in 2009 and $13.1 million for the first six months of 2010. We have $17.8 million of unamortized management contract intangibles relating to these contracts. In each case, the plaintiffs include (a) the HCP affiliates that own various assisted living community properties that are managed by Sunrise, and (b) certain tenant entities alleged to be independent from HCP that lease those properties from HCP affiliates and have management agreements with Sunrise. The complaints assert claims for (1) declaratory judgment; (2) injunctive relief; (3) breach of contract; (4) breach of fiduciary duties; (5) aiding and abetting breach of fiduciary duty; (6) equitable accounting; and (7) constructive trust. The complaints seek equitable relief, including a declaration of a right to terminate the agreements, disgorgement, unspecified money damages, and attorneys’ fees. Plaintiffs filed a motion to expedite the proceedings. Following briefing by the parties, the Delaware Court of Chancery on July 9, 2009 denied the plaintiffs motion. On August 17, 2009, Sunrise answered the complaints in Delaware and asserted counterclaims. Fact discovery has concluded and no trial date has been set.

In July 2009, various affiliates of HCP and their associated tenant entities refiled a complaint, which had been voluntarily withdrawn in the Delaware actions, in the United States District Court for the Eastern District of Virginia (the “Virginia action”). On August 17, 2009, Sunrise answered all of the complaints in both jurisdictions and asserted counterclaims. On April 30, 2010, the U.S. District Court for the Eastern District of Virginia made an oral ruling in which the court stated that it would enter judgment in favor of Sunrise on claims brought by HCP with respect to management agreements under which we manage four assisted living communities owned by HCP. The court also stated that it would dismiss our counterclaim against HCP. The court will issue an appropriate order in due course. On May 28, 2010, HCP filed its Notice of Appeal to the United States Court of Appeals for the Fourth Circuit from the Court’s April 30, 2010 order. On June 10, 2010, Sunrise filed its Notice of Cross-Appeal.

Other Pending Lawsuits and Claims

In addition to the lawsuits and litigation matters described above, Sunrise is involved in various lawsuits and claims arising in the normal course of business. In the opinion of management, although the outcomes of these other suits and claims are uncertain, in the aggregate they are not expected to have a material adverse effect on our business, financial condition, and results of operations.

Schedule 8.4 to 14th Amendment.DOC

2

EXHIBIT A

Letters of Credit

S:\JMS\27218 - Sunrise\14th Amendment to Credit Agreement3.doc

EXHIBIT A

Bank of America

L/C Daily Outstandings App/Ben Name and Currency of Credit
As of August 31, 2010

Prod Type	Istm ID	Iss Dt	Exp Dt	App Nm	Ben Nm	Liab USD Amt
SBYPER	3020193	11/3/1999	11/3/2010	SUNRISE DEVELOPMENT,	SUFFOLK COUNTY DEPAR	$105,300.00
SBYPER	3030620	11/13/2000	11/13/2010	SUNRISE DEVELOPMENT	SUFFOLK COUNTY DEPAR	$56,700.00
SBYFIN	3033953	1/10/2001	9/30/2011	SUNRISE ASSISTED LIV	ARROWOOD INDEMNITY C	$25,000.00
SBYPER	3054752	4/22/2003	4/22/2011	SUNRISE SENIOR LIVIN	WRIT LIMITED PARTNER	$361,421.62
SBYFIN	3052296	11/12/2002	9/30/2011	SUNRISE ASSISTED LIV	ARROWOOD INDEMNITY C	$1,725,000.00
SBYFIN	3078126	11/3/2005	9/30/2010	SUNRISE SENIOR LIVIN	NATIONAL UNION FIRE	$5,845,313.00
SBYFIN	3078523	11/15/2005	8/15/2011	SUNRISE RATINGEN-HOE	BANK OF AMERICA	$39,093.00
SBYFIN	3084175	9/14/2006	9/14/2010	SUNRISE SENIOR LIVIN	ARGONAUT INSURANCE C	$154,000.00
SBYPER	3090844	11/29/2007	11/28/2010	SUNRISE DEVELOPMENT,	LOUISVILLE-JEFFERSON	$12,000.00
SBYFIN	3093414	6/2/2008	5/30/2011	SUNRISE DEVELOPMENT	LOUISVILLE-JEFFERSON	$12,000.00
SBYFIN	3093415	6/2/2008	5/30/2011	SUNRISE SENIOR LIVIN	SAFECO INSURANCE COM	$7,650,293.00
SBYFIN	3096499	10/9/2008	9/30/2010	SUNRISE SENIOR LIVIN	GENERAL ELECTRIC CAP	$500,000.00

$16,486,120.62